Exhibit 99.1

        Westwood Holdings Group, Inc. Reports Third Quarter 2004 Results
                         and Declares Quarterly Dividend

Dallas, October 28, 2004 - Westwood Holdings Group, Inc. (NYSE: WHG) today reported 2004 third quarter revenues of $4.9 million, net income of $685,000, and earnings per diluted share of $0.13. This compares to revenues of $5.3 million, net income of $1.3 million and earnings per diluted share of $0.24 in the third quarter of 2003. For the nine months ended September 30, 2004, Westwood reported revenues of $14.9 million and net income of $2.8 million, or $0.51 per diluted share, compared to revenues of $15.4 million and net income of $3.8 million, or $0.70 per diluted share, for the same 2003 period. The Company realized non-recurring interest income in the third quarter of 2003 of approximately $377,000 related to the final repayment of officer loans.

Total expenses for the 2004 third quarter were $3.8 million compared to $3.1 million for the 2003 third quarter, an increase of approximately $622,000. Employee compensation and benefits costs increased by approximately $481,000 compared to the 2003 third quarter, primarily as a result of higher restricted stock expense due to additional grants made in July 2004, a non-recurring expense in the 2004 third quarter related to the termination of the Company's deferred compensation plan as well as an expense related to the Company's initial contribution to its broad-based profit sharing plan. The Company expects to recognize a similar profit sharing expense in the fourth quarter of this year. Professional services expenses increased by approximately $119,000 due primarily to higher audit costs related to Sarbanes-Oxley compliance.

Assets under management were $3.8 billion as of September 30, 2004, an increase of 3.8% compared to $3.6 billion on September 30, 2003. Average assets under management for the third quarter of 2004 were $3.8 billion, a decrease of 4.5% compared with the third quarter of 2003. The increase in period ending assets under management was principally attributable to market appreciation of assets under management, partially offset by the withdrawal of assets by certain clients.

Susan M. Byrne, Westwood's founder and Chief Executive Officer commented, "In the third quarter we continued to see the results of the solid investment team we have built as we again generated superior investment performance for our clients across our equity product lines. We also earned continued acceptance of the Westwood Trust Enhanced Balanced product as asset inflows from new and existing clients contributed to an approximate 25% year-over-year increase in fee income at Westwood Trust for the first nine months of 2004."

Westwood also announced today that its Board of Directors has approved the payment of a quarterly cash dividend of $0.08 per common share, payable on January 1, 2005 to stockholders of record on December 15, 2004.

About Westwood

Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate pension funds, public retirement plans, endowments and foundations, mutual funds and clients of Westwood Trust. Westwood Trust provides, to institutions and high net worth individuals, trust and custodial services and participation in common trust funds that it sponsors. Westwood Holdings Group, Inc. trades on the New York Stock Exchange under the symbol "WHG." For more information, please visit the Company's website at www.westwoodgroup.com.

Note on Forward-looking Statements

Statements that are not purely historical facts, including statements about anticipated or expected future revenue and earnings growth and profitability, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," "designed," "on track," "continue," "comfortable with," "optimistic," "look forward to" and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include the risks and uncertainties referenced in our documents filed with, or furnished to, the Securities and Exchange Commission, including without limitation those identified under the caption "Forward-Looking Statements and Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.

                 WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)


                                          Three months ended  Nine months ended
                                             September 30,      September 30,
                                         -------------------- ------------------
                                             2004      2003      2004     2003
                                         ---------- --------- --------- --------
REVENUES:
   Advisory fees .......................    $3,171    $3,491    $9,840   $10,804
   Trust fees ..........................     1,430     1,260     4,324     3,470
   Other revenues ......................       333       539       753     1,098
                                           -------   -------   -------   -------
     Total revenues ....................     4,934     5,290    14,917    15,372
                                           -------   -------   -------   -------

EXPENSES:
   Employee compensation and benefits ..     2,657     2,176     7,341     6,497
   Sales and marketing .................       113       130       361       451
   Information technology ..............       172       214       504       597
   Professional services ...............       376       258       847       676
   General and administrative ..........       450       368     1,270     1,080
                                           -------   -------   -------   -------
     Total expenses ....................     3,768     3,146    10,323     9,301
                                           -------   -------   -------   -------
Income before income taxes .............     1,166     2,144     4,594     6,071
Provision for income tax expense .......       481       825     1,804     2,303
                                           -------   -------   -------   -------
Net income .............................      $685    $1,319    $2,790    $3,768
                                           =======   =======   =======   =======

Earnings per share:
   Basic ...............................     $0.13     $0.24     $0.52     $0.70
   Diluted .............................     $0.13     $0.24     $0.51     $0.70

                                  WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
                  .........
                           CONSOLIDATED BALANCE SHEETS
                 As of September 30, 2004 and December 31, 2003
               (in thousands, except par values and share amounts)
                                   (unaudited)


                                                                               September 30,  December 31,
                                                                                  2004           2003
                                                                               -------------  ------------
                                   ASSETS
Current Assets:
     Cash and cash equivalents ..............................................   $  5,301       $  3,643
     Accounts receivable ....................................................      1,999          1,931
     Investments, at market value ...........................................     17,784         17,413
                                                                                --------       --------
         Total current assets ...............................................     25,084         22,987
     Goodwill ...............................................................      2,302          2,302
     Other assets, net ......................................................      2,891            948
                                                                                --------       --------
         Total assets .......................................................   $ 30,277       $ 26,237
                                                                                ========       ========

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable and accrued liabilities ...............................   $  1,422       $    935
     Dividends payable ......................................................      4,778            167
     Compensation and benefits payable ......................................      2,312          2,776
     Income taxes payable ...................................................        193            472
                                                                                --------       --------
         Total current liabilities ..........................................      8,705          4,350
     Other liabilities ......................................................        840             34
                                                                                --------       --------
         Total liabilities ..................................................      9,545          4,384
                                                                                --------       --------
Stockholders' Equity:
     Common stock, $0.01 par value, authorized 10,000,000 shares, issued
     5,756,147 and outstanding 5,755,845 shares at September 30, 2004; issued
     5,550,472 and outstanding 5,550,119 shares at December 31, 2003                  58             56
     Additional paid-in capital .............................................     16,928         12,952
     Treasury  stock,  at cost - 302 shares at  September 30, 2004 and 353
     shares at December 31, 2003 ............................................         (5)            (6)
     Unamortized stock compensation .........................................     (5,277)        (2,609)
     Retained earnings ......................................................      9,028         11,460
                                                                                --------       --------
         Total stockholders' equity .........................................     20,732         21,853
                                                                                --------       --------
Total liabilities and stockholders' equity ..................................   $ 30,277       $ 26,237
                                                                                ========       ========

SOURCE: Westwood Holdings Group, Inc.

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CONTACT:
Westwood Holdings Group, Inc.
Bill Hardcastle
(214) 756-6900